Exhibit 26.1



                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549
                      ___________________________

                               FORM T-1

                       STATEMENT OF ELIGIBILITY
              UNDER THE TRUST INDENTURE ACT OF 1939 OF A
               CORPORATION DESIGNATED TO ACT AS TRUSTEE

     Check if an application to determine eligibility of a Trustee pursuant to Section 305(b)(2) ____

                       ________________________

                            CITIBANK, N.A.
          (Exact name of trustee as specified in its charter)

                                                13-5266470
                                                (I.R.S. Employer
                                                Identification No.)

399 Park Avenue, New York, New York             10043
(Address of principal executive offices)        (Zip Code)

                        _______________________

                           RJR NABISCO, INC.
          (Exact name of obligor as specified in its charter)

Delaware                                        56-0950247
(State or other jurisdiction of                 (I.R.S. Employer
incorporation or organization)                  dentification No.)

1301 Avenue of the Americas
New York, New York                              10019
(Address of principal executive offices)        (Zip Code)

                       _________________________

                            Debt Securities
                  (Title of the indenture securities)



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Item 1.   General Information.
          Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Name                                          Address
          ----                                          -------
          Comptroller of the Currency                   Washington, D.C.
          Federal Reserve Bank of New York              New York, NY
          Federal Deposit Insurance Corporation         Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

          Yes.

Item 2.   Affiliations with Obligor.
          If the obligor is an affiliate of the trustee, describe each such affiliation.

               None.

Item 16.  List of exhibits.

          Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration
          Statement No. 2-79983)

          Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

          Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

          Exhibit 4 - Copy of existing By-Laws of the Trustee.
          (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

          Exhibit 5 - Not applicable.

          Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

          Exhibit 7 - Copy of the latest Report of Condition of
          Citibank, N.A. (as of March  31, 1995 - attached)

          Exhibit 8 -  Not applicable.

          Exhibit 9 -  Not applicable.

                          __________________


                               SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 29th day of June, 1995.



                              CITIBANK, N.A.

                              By   /s/ Robert T. Kirchner
                                   ----------------------
                                   Robert T. Kirchner
                                   Vice President

                              Charter No. 1461
                        Comptroller of the Currency
                           Northeastern District
                            REPORT OF CONDITION
                               CONSOLIDATING
                            DOMESTIC AND FOREIGN
                              SUBSIDIARIES OF

                               Citibank, N.A.

of New York in the State of New York, at the close of business on March 31, 1995, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.

                                   ASSETS
                                                                  Thousands
                                                                 of dollars
Cash and balances due from de-
pository institutions: Noninterest-bearing
balances and currency and coin  . . . . . . . . . . . . .      $  7,174,000
Interest-bearing balances   . . . . . . . . . . . . . . .         8,467,000
Securities: Held-to-maturity securities   . . . . . . . .         3,981,000
Available-for-sale securities   . . . . . . . . . . . . .        12,042,000
Federal funds sold and
securities purchased under agreements to
resell in domestic offices of the
bank and of its Edge and Agree-
ment subsidiaries, and in IBFs:
Federal funds sold  . . . . . . . . . . . . . . . . . . .         5,570,000
Securities purchased under
agreements to resell  . . . . . . . . . . . . . . . . . .           489,000
Loans and lease financing receiv-
ables: Loans and leases, net of un-
earned income   . . . . . . . .    $ 132,901,000
LESS: Allowance for loan
and lease losses  . . . . . . .        4,071,000
                                   -------------
Loans and leases, net of un-
earned income, allowance,
and reserve   . . . . . . . . . . . . . . . . . . . . . .       128,830,000
Trading assets  . . . . . . . . . . . . . . . . . . . . .        46,711,000
Premises and fixed assets (includ-
ing capitalized leases)   . . . . . . . . . . . . . . . .         3,393,000
Other real estate owned   . . . . . . . . . . . . . . . .         1,272,000
Investments in unconsolidated
subsidiaries and associated com-
panies  . . . . . . . . . . . . . . . . . . . . . . . . .         1,076,000
Customers' liability to this bank on
acceptances outstanding   . . . . . . . . . . . . . . . .         1,557,000
Intangible assets   . . . . . . . . . . . . . . . . . . .            14,000
Other assets  . . . . . . . . . . . . . . . . . . . . . .         7,861,000
                                                              -------------
TOTAL ASSETS  . . . . . . . . . . . . . . . . . . . . . .     $ 228,437,000
                                                              =============


                                LIABILITIES

Deposits:
In domestic offices . . . . . . . . . . . . . . . . . . .      $ 32,712,000
Noninterest-
bearing   . . . . . . . . . . .     $ 11,340,000
Interest-
bearing   . . . . . . . . . . .       21,372,000
                                    ------------
In foreign offices, Edge and
Agreement subsidiaries, and
IBFs  . . . . . . . . . . . . . . . . . . . . . . . . . .       117,885,000
Noninterest-
bearing   . . . . . . . . . . .        7,763,000
Interest-
bearing   . . . . . . . . . . .      110,122,000
                                     -----------
Federal funds purchased and se-
curities sold under agreements
to repurchase in domestic offices
of the bank and of its Edge and
Agreement subsidiaries, and in
IBFs:
Federal funds purchased   . . . . . . . . . . . . . . . .         2,442,000
Securities sold under agree-
ments to repurchase   . . . . . . . . . . . . . . . . . .           806,000
Trading liabilities   . . . . . . . . . . . . . . . . . .        33,310,000
Other borrowed money:
With original maturity of one

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year or less  . . . . . . . . . . . . . . . . . . . . . .         7,746,000
With original maturity of more
than one year   . . . . . . . . . . . . . . . . . . . . .         3,995,000
Mortgage indebtedness and obli-
gations under capitalized leases  . . . . . . . . . . . .            90,000
Bank's liability on acceptances ex-
ecuted and outstanding  . . . . . . . . . . . . . . . . .         1,567,000
Notes and debentures subordi-
nated to deposits   . . . . . . . . . . . . . . . . . . .         5,700,000
Other liabilities   . . . . . . . . . . . . . . . . . . .         7,616,000
                                                              -------------
TOTAL LIABILITIES   . . . . . . . . . . . . . . . . . . .      $213,869,000
                                                               ============

                               EQUITY CAPITAL

Common stock  . . . . . . . . . . . . . . . . . . . . . .         $ 751,000
Surplus   . . . . . . . . . . . . . . . . . . . . . . . .         6,649,000
Undivided profits and capital re-
serves  . . . . . . . . . . . . . . . . . . . . . . . . .         7,566,000
Net unrealized holding gains (losses)
on available-for-sale securities    . . . . . . . . . . .           135,000
Cumulative foreign currency
translation adjustments   . . . . . . . . . . . . . . . .          533,000)
                                                              -------------
TOTAL EQUITY CAPITAL  . . . . . . . . . . . . . . . . . .      $ 14,568,000
                                                              -------------
TOTAL LIABILITIES LIMITED-
LIFE PREFERRED STOCK, AND
EQUITY CAPITAL  . . . . . . . . . . . . . . . . . . . . .     $ 228,437,000
                                                              =============

I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
                                                            ROGER W. TRUPIN

We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

PAUL J. COLLINS               |
CHRISTOPHER J. STEFFEN        |      DIRECTORS
WILLIAM                       |
R. RHODES                     |